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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

To Stockholders and the Board of Directors of
 LPA Holding Corp.
Overland Park, Kansas

     We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-56239 of La Petite Academy, Inc. of our report dated September 3, 1999 (December 15, 1999 as to Note 13), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial and Other Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Kansas City, Missouri
December 22, 1999

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